POWER OF ATTORNEY

 WHEREAS, directors, certain officers, and beneficial

owners of more than 10%

of any equity security of AMEREN CORPORATION, a Missouri

corporation (herein

referred to as the "Company"), as well as certain directors

and officers of

Company subsidiaries, are required to file with the

Securities and Exchange

Commission and the New York Stock Exchange, under Section 16 of the Securities

Exchange Act of 1934, as now and hereafter amended,

statements regarding ownership

and change in ownership of equity securities of the Company

the "Reporting

Forms"); and

 WHEREAS, the undersigned holds a directorship, office or

offices in the

Company and/or Company subsidiaries and is required to file

such Reporting Forms.

 NOW, THEREFORE, the undersigned hereby constitutes and

appoints

Gregory L. Nelson and/or G. L. Waters and/or

Ronald S. Gieseke and/or Craig W. Stensland

and/or any individual who hereafter holds the offices

of Secretary or Assistant

Secretary of the Company the true and lawful attorneys-in-fact of the undersigned,

for and in the name, place and stead of the undersigned,

to affix the name of the

undersigned (including, without limitation, any electronic

signature) to the

Reporting Forms and any amendments thereto, together with

any other documents,

certificates or instruments necessary to facilitate the

filing thereof, and,

for the performance of the same acts, each with power to

appoint in their

place and stead and as their substitute, one or more

attorneys-in-fact for the

undersigned, with full power of revocation; hereby ratifying and confirming

all that said attorneys-in-fact may do by virtue hereof.

The undersigned

acknowledges that the foregoing attorney-in-fact, in serving in such capacity

at the request of the undersigned, are not assuming, nor is

the Company

assuming, any of the undersigned's responsibilities to comply with Section 16

of the Securities Exchange Act of 1934.  The undersigned

further acknowledges

that in whatever capacities he may hold in the Company and/or its subsidiaries

in the future, this Power of Attorney shall remain in full

force and effect

until such time it would be revoked by the undersigned.

 IN WITNESS WHEREOF, the undersigned has hereunto set his

hand this 28th day of April, 2015.

                   /s/ Mark C. Lindgren

                       Mark C. Lindgren

STATE OF MISSOURI  )

   ) SS.

CITY OF ST. LOUIS  )

 On this 28th day of April, 2015, before me, the

undersigned Notary Public

in and for said State, personally appeared Mark C. Lindgren,

known to me to be the

person described in and who executed the foregoing power

of attorney and

acknowledged to me that he executed the same as his free act and deed for the

purposes therein stated.

 IN TESTIMONY WHEREOF, I have hereunto set my hand and

affixed my official seal.

                  /s/ Carla J. Flinn

     Carla J. Flinn - Notary Public

                     Notary Seal, State

of

                       Missouri - St. Louis

City

      Commission #14399906

          My Commission Expires

04/20/2018